SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7887 East Belleview Avenue, Suite 1000, Englewood, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Item 5. Other Events and Regulation FD Disclosure.

On May 27, 2004, CSG Systems International, Inc. issued a press release announcing the pricing of its offering of $200 million of 2 1/2% Senior Subordinated Convertible Contingent Debt Securities due 2024 in a private placement to qualified institutional buyers pursuant to exemptions from the registration requirements of the Securities Act of 1933.

A copy of such press release is attached to this Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibit

99.1	Press release of CSG Systems International, Inc. dated May 27, 2004.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2004

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1	Press release of CSG Systems International, Inc. dated May 27, 2004.

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